UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 19, 2020

PAR Technology Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-09720	16-1434688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (315) 738-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	PAR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of Former Independent Registered Public Accounting Firm.

On March 19, 2020, the Audit Committee of the Board of Directors of PAR Technology Corporation (the “Company”) approved the dismissal of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm. BDO has served as the Company’s independent registered public accounting firm since 2012.

BDO’s audit report on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2019 and December 31, 2018 did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that BDO’s audit report on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2018 contained an explanatory paragraph stating that “As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations, has defaulted on covenants related to its credit agreement, and has not generated sufficient cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the fiscal years ended December 31, 2019 and December 31, 2018, and in the subsequent interim period through March 19, 2020, there were no disagreements with BDO (within the meaning of Item 304(a)(1)(iv) of Regulation S-K of the rules and regulations (“Regulation S-K”) of the U.S. Securities and Exchange Commission (the “SEC”)) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that if not resolved to BDO’s satisfaction, would have caused BDO to make reference thereto in its reports.

The Company provided BDO with a copy of the disclosures it is making herein in response to Item 304(a) of Regulation S-K, and requested that BDO furnish the Company with a copy of its letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether BDO agrees with the statements made by the Company in this Current Report on Form 8-K (“Report”). A copy of BDO’s letter to the SEC dated March 24, 2020 is attached as Exhibit 16.1 to this Report.

(b)	Appointment of New Independent Registered Public Accounting Firm

On March 19, 2020, the Audit Committee approved the appointment of Deloitte & Touche LLP (“D&T”) as the Company’s new independent registered public accounting firm for its fiscal year ending December 31, 2020 and related interim periods. The Company entered into an engagement letter with D&T dated March 23, 2020.

During the Company’s two most recent fiscal years ended December 31, 2019 and December 31, 2018, and for the subsequent interim period through March 23, 2020, neither the Company nor anyone on its behalf consulted D&T regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

16.1	Letter of BDO USA, LLP, dated March 24, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date: March 24, 2020	/s/ Bryan A. Menar
By: Bryan A. Menar
Title: Chief Financial and Accounting Officer (Principal Financial Officer)